Exhibit 10.1

PROMISSORY NOTE PURCHASE AGREEMENT

THIS PROMISSORY NOTE PURCHASE AGREEMENT (this "Agreement") is made effective as of March ___, 2010, by and among Gabriel Technologies Corporation, a Delaware corporation (the "Company"), and the investor(s) listed on the Schedule of Investors attached hereto (each an "Investor", and collectively the "Investors").

WHEREAS, the Company desires to raise capital in the amount of approximately Two Million Five Hundred Thousand Dollars ($2,500,000.00) pursuant to this Agreement (the "Loan");

WHEREAS, the Investors desire to purchase, and the Company desires to sell to each initial Investor (each an "Investor") who desires to participate in the Closing (as defined below), a Promissory Note in the form attached hereto as Exhibit “A” (with all such Promissory Notes issued in the Closing, as defined below, referred to herein as the "Notes") in the principal amount set forth opposite such Investor's name on either Schedule “A-1” or “A-2”, depending on whether the Investor is an Option 1 or an Option 2 Investor, and cumulatively on Schedule “A-3”), upon the terms and conditions set forth in this Agreement;

WHEREAS, the Company desires to offer and sell Notes to the Investors that elect to participate in the Loan, each of whom will be an Investor pursuant to this Agreement;

NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Purchase and Sale of Notes; Closing.

1.1 Sale and Issuance of Notes to Investors at Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Notes, in the aggregate minimum principal amount of not less than $1,000,000.00 and not greater than $2,500,000.00, (Schedule “A-3” “Cumulative Schedule of Investors”, constitutes the cumulative list of the Schedule “A-1” and “A-2” Investors), shall take place at the principal office of the Company (the "Closing Location"), at 3:00 p.m., Central Standard Time, on February 23, 2010, or such other date and time as may be mutually acceptable to the Company and the Investors (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor the original Note that such Investor is purchasing pursuant to this Agreement at the Closing upon confirmation of receipt of payment of the purchase price therefore, which purchase price shall equal the principal amount of the Note purchased (the "Purchase Price") and shall be paid in cash by each Initial Investor by wire transfer to the Company, pursuant to the instructions attached hereto as Exhibit “B”. Each Investor shall be subject to the covenants set forth in Section 1.4 below and as otherwise stated in this Agreement.

       1.2  Investment Commitment.  Each Initial Investor hereby commits and is committed to such amounts as set forth in Schedule “A-3” under “Total Investment Amount”.  Each Investor, at his election prior to the Initial Closing shall determine on Schedule “A-1” or Schedule “A-2”, whether such “Total Investment Amount” shall be invested in either of the following methods:

        1.2(a)  Option A-1 Investment Schedule:  Investor hereby agrees and shall invest the Total Investment Amount at the Closing as set forth in Schedule “A-1” (“Single Phase Investor”).  Investor shall have no further obligation hereunder to fund any Successive Closing (as defined herein below in Section 1.3).  Investor’s IP Interest (“IP Interest” is defined in the Promissory Note as “Additional Benefit”) shall be acquired as a result of his investment as provided in this Option 1 Investment Schedule.

Amount of Investment: ____________	Initials: ______

        1.2(b)  Option A-2 Investment Schedule:  Investor is unconditionally bound to and shall invest the Total Investment Amount pursuant to Schedule “A-2” (“Multi Phase Investor”), which shall be funded in accordance with each Successive Closing as hereinafter defined in this Agreement.

1.2(b)1. Investors participating in this Option 2 Investment Schedule, shall obtain their IP Interest in a proportionate amount to the investment amount listed on Schedule “A-2”, at each  Successive Closing, which shall be specifically set forth in the Promissory Note for that particular Successive Closing.

Principal Amount of Initial Note	Principal Amount of Second Note	Principal Amount of Third Note	Principal Amount of Fourth Note	Total Amount Invested by Investor

Total Amount of Investment: ____________	Initials: ______

  1.2(b)2. Event of Reversion - In the event Investor fails to fund any Successive Closing pursuant to Schedule “A-2” (each failure to fund, an “Event of Reversion”), then any IP Interest previously acquired by the Investor shall as of that date be irrevocably and unconditionally relinquished and automatically forfeited by the Investor and shall automatically revert back to the Company as of the date of the Unfunded Closing.  Investor, however, shall still have the obligation to fund any and all Successive Closing(s) and shall have the right to acquire any IP Interest associated with any such Successive Closing(s), only.  Notwithstanding any failure to fund by the Investor, Investor shall still be entitled to receive payments of Principal and Interest pursuant to Sections 2 and 2.a of the Note, for all funds received by the Company regardless of when the funding occurs.  By participating in this Agreement, each Investor hereby acknowledges and agrees that there shall be no excuse of performance of Investor’s obligation to fund any and all Successive Closings, time being of the essence.  Investor further acknowledges and agrees that the Company will not send any notices to perform under this Agreement, it being specifically understood and agreed that it is the Investor’s responsibility to perform and fund all Successive Closings agreed to in this Agreement without any further notice from the Company.  In the event Investor fails to fund any Successive Closing(s) Investor shall be liable for all actual, compensatory and consequential damages.

         Initials: ______

1.2(b)3. Event of Termination – In the event the Qualcomm litigation is fully and finally resolved or settled, or in the event of a final judgment in the Qualcomm litigation, or in the event of dismissal of the Qualcomm litigation for any reason, no Investor under the Option A-2 Investment Schedule shall have any further right to loan any further funds to the company pursuant to any future Note or Successive Closing.  For the avoidance of doubt, if the Qualcomm litigation were to be settled or otherwise finally disposed of in November 2010, Investor would no longer have the right to invest in a Third Note or a Fourth Note or any other Successive Closing.

Initials: ______

1.2(b)4.  Right to Terminate - In the event the Company has failed to obtain new lead trial counsel acceptable to the Company’s Board of Directors in connection with the Company’s representation in the Qualcomm litigation on or before the Second Closing (as defined herein), then the Option A-2 Investors shall have the right to terminate the Second, Third or Fourth Closings by providing 30 days written notice to the Company, without forfeiture of any IP Interest previously acquired by the Investor during a previous Closing held under this Agreement.

1.3   Sale and Issuance of Notes at Second, Third and Fourth Closings.  Subject to this Section 1.3, after the Initial Closing, the Company shall deliver additional IP Interest to the Initial Investors who have elected to fund the Promissory Note pursuant to the Option A-2 Investment Schedule: (i) in the amount of funds stated in the Promissory Note, at a second closing which shall take place at the Closing Location, on or before Noon Central Time, on August 23, 2010, but in no event sooner than five (5) business days prior to said date (which time and place is designated as the “Second Closing”); (ii) in the amount of funds stated in the Promissory Note, at a third closing which shall take place at the Closing Location, on or before Noon Central Time, on February 23, 2011, but in no event sooner than five (5) business days prior to said date (which time and place is designated as the “Third Closing,”); and (iii) in the amount of funds stated in the Promissory Note, at a fourth closing which shall take place at the Closing Location, on or before Noon Central Time, on August 23, 2011, but in no event sooner than five (5) business days prior to said date (which time and place is designated as the “Fourth Closing” and collectively referred to herein along with the Initial, Second and Third Closings as the “Closings,” or, as applicable, each individually as the “Second Closing”, the “Third Closing”, or the “Fourth Closing”). In the event Investor fails to make a purchase on or before any “Second Closing” date, “Third Closing” date, or “Fourth Closing” date (“Unfunded Closing”), then the provisions of sub-paragraph 1.2(b)2 shall apply.  The Second, Third and Fourth Closings are sometimes herein referred to each individually as a “Successive Closing” and collectively  as “Successive Closings.”

1.4 Investor Covenants.  The representations and warranties of the Company set forth in Section 2 hereof shall be reaffirmed and in full force and effect as of the date of each Closing, and the representations and warranties of each applicable Investor in Section 3 hereof shall be reaffirmed and in full force and effect as of the date of the Closing. At the Closing, the Company shall deliver to each Investor the original Note that such Investor purchases at the Closing upon confirmation of receipt of payment of the Purchase Price therefore, which Purchase Price shall equal the principal amount of the Note purchased, and shall be paid in cash by wire transfer to the Company, pursuant to the instructions attached hereto as Exhibit “B”. Any Notes sold pursuant to this Section 1 shall be deemed to be "Notes" for all purposes under this Agreement.

1.5 Use of Proceeds. The Company will use the proceeds from the sale of the Notes for the operations of the Company, as approved by either the management of the Company, or the directors of the Company, or both, but, without any further approval or veto right by Investor.

2.  Representations and Warranties of the Company. In addition to the disclosures made in Exhibit “C” herein, the Company represents and warrants the following:

           2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, under the laws of the State of Delaware. The Company is currently not in compliance with Delaware State Law, and/or Federal Law with respect to various legal requirements, as disclosed in Exhibit “C” hereto which is not intended to be a full recitation of each and every event constituting lack of compliance.  Investor purchases this Note with full knowledge and understanding of these legal deficiencies as described in Exhibit “C” hereto and in the Company’s public filings.  The Company may not be duly qualified to transact business and is not believed to be in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes, the performance of all obligations of the Company hereunder and under the Notes, and the authorization, sale and issuance of the Notes being sold hereunder, has been taken or will be taken prior to the Closing. This Agreement and the Notes constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

 2.3 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the issuance and sale of the Notes as contemplated by this Agreement are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

 2.4 Compliance With Other Instruments. The Company is believed to be in material violation of one or more provisions of its Certificate of Incorporation as amended to date, and/or the Bylaws of the Company. The execution and performance of this Agreement or the Notes may constitute a violation or breach of one or more other agreements between the Company and other persons or entities.

3.      Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents, warrants and covenants that:

         3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, and this Agreement is a legal, valid and binding agreement of such Investor, enforceable in accordance with its terms.

 3.2 Purchase Entirely For Own Account. This Agreement is made with such Investor in reliance upon such Investor's representations to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Notes to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note(s).

         3.3 Disclosure of Information. Notwithstanding the partial disclosures made in Exhibit “C”, such Investor has received all the information it requested from the Company for deciding whether to purchase the Notes. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects, litigation matters, and financial condition of the Company, including but not limited to information relating to litigation the Company is currently engaged in with Qualcomm, Inc.

                         3.4 Investment Experience. Such Investor is an investor in securities of companies of this type and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Notes.

        3.5 Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

                        3.6 Restricted Securities. Such Investor understands that the Notes to be purchased hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Notes may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the Notes or an available exemption from registration under the Securities Act, the Notes must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available.

       3.7 Legends. Such Investor understands and acknowledges that each Note shall be endorsed with the legend set forth below:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONISAVAILABLE.

3.8 True and Correct Information. All information that Investor has provided or caused to be provided to the Company in connection with the purchase of the Notes hereunder is correct and complete as of the date set forth on the Investor’s signature page of this Agreement.

3.9 Reliance. Such Investor understands that the acceptance of this Agreement by the Company will be based, in part, on the Investor’s representations, warranties, covenants and acknowledgements set forth in this Section 3. The Investor agrees to indemnify the Company from any and all claims, losses, damages and expenses (including without limit attorneys’ fees and disbursements) arising out of any alleged material breach of this Agreement by the Investor or material inaccuracy of any representation or warranty by the Investor.

3.10 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Notes unless and until:

Such transferee has agreed in writing for the benefit of the Company to be bound by this Agreement; and

        Such Investor shall have notified the Company in writing of the proposed disposition, and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

3.11 Tax Advisors. Such Investor has reviewed with such Investor’s own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.12 Investor Review. Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, and all exhibits attached hereto including specifically the form of the Note, EXHIBIT “C” hereto, the GABRIEL TECHNOLOGIES CORPORATION CORPORATE DISCLOSURE DOCUMENT which is not intended to be a full recitation of each and every event constituting lack of compliance, and the transactions contemplated by this Agreement and to consult with such Investor’s own legal counsel and advisors. Each such Investor is relying solely on such Investor’s legal counsel, if consulted, and not on any statements or representations of the Company or any of the Company’s agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

                        3.13 No Reliance on Representations of Company Management or Company Directors. NOTWITHSTANDING THE DISCLOSURES MADE IN EXHIBIT “C”, INVESTOR UNDERSTANDS THAT HE IS MAKING THIS INVESTMENT WITHOUT RELYING ON ANY ORAL OR WRITTEN STATEMENT MADE BY ANY CURRENT OR FORMER OFFICER, DIRECTOR OR AGENT OF THE COMPANY.  The Company has recommended to the Investor that he or she discuss with his or her professional, legal, tax and financial advisors the suitability of an investment in the Company for his or her particular financial situation. Neither the Company nor any representative of the Company, including legal counsel/accountants/auditors have advised the Investor in this or any other regard.  The Investor warrants that he or she has consulted with his or her tax advisor regarding the impact of the Tax Reform Act of 1986 on his or her investment in the Company and has not relied on any advice from the Company or the General Partner.  Each Investor warrants and represents that he/she has received and has been represented by independent legal counsel in connection with this Note Purchase Agreement and further warrants and represents that he/she has entered into this Note Purchase Agreement based upon discussions and consultations with his/her own independent legal counsel.  All Investors, further warrant and represent that they have each been advised by this writing that they must seek independent legal counsel of their own to evaluate and examine the propriety of executing this Note Purchase Agreement.

      3.14  Confidentiality.  Investor understands, agrees and acknowledges that this Agreement constitutes and contains confidential information of the utmost sensitivity.  Investor hereby warrants and represents that Investor shall forever keep the existence, financial terms and provisions of this Agreement and the accompanying Promissory Note completely confidential.  Investor further hereby agrees, warrants and represents that Investor will not hereafter disclose any information concerning the existence, facts, amount, or terms of this Agreement and the accompanying Promissory Note, to any other person, party or entity, other than Investor’s attorney, who will be informed of and be bound by this Agreement and this Confidentiality provision.  Investor’s representations in this provision shall survive the term and the existence of this Agreement.

        3.15  Subordination.  Investor understands, agrees and acknowledges that the Company is seeking representation by legal counsel firms (“Counsel”) that may require that the Investor sign a subordination agreement.  In this respect, Investor understands, hereby agrees and acknowledges that Investor’s right to receive any payment or benefit under this Agreement or the accompanying Promissory Note is and shall at all times continue to be subject and subordinate in all respects to Counsel’s right to receive payment from the Company in the event that the Minimum IP Threshold, as defined in the Note, is not achieved.  Investor hereby agrees, warrants and represents that Investor shall execute any additional subordination agreement requested by Counsel or by the Company in order to allow Counsel to be engaged by the Company.

        3.16  To the extent applicable, Investor hereby agrees, represents and warrants to be bound by the terms and provisions of the Promissory Note attached herein as Exhibit “A” and shall faithfully perform each and every obligation contained therein as applicable to Investor.

4. Conditions of Investors’ Obligations at the Closings. The obligations of each Investor with respect to each Closing are subject to the fulfillment on or before the applicable Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto.

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance. The Company shall have performed and complied with all material agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.

           5.   Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions by that Investor:

5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2 Payment of Purchase Price. The Investor shall have delivered the applicable Purchase Price as provided for in Section 1.

6.  Miscellaneous.

                6.1 Survival. The warranties, representations and covenants of the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing. The warranties, representations and covenants of the Company shall survive execution and delivery of this Agreement and each Closing.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Notes). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Choice of Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among California residents entered into and to be performed entirely within California. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment hereof, or the breach hereof, shall be brought in the courts of Los Angeles, California, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) upon transmission when sent via e-mail; (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (v) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.6 Finder’s Fee. Excepting the Company’s Fee Agreement with Stephen Moore (“Moore”), which Fee Agreement Investors acknowledge advisement of, each Investor represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.  The Fee Agreement with Moore calls for the payment of a Finder's Fee to Moore in the amount of five percent (5.00%) of the total amount of capital raised in this Loan transaction.  The Fee Agreement further calls for the payment of the Finder's Fee to Moore only upon the funding of the Closing and the Successive Closing(s), as funds are received by the Company.

6.7 No Joint Venture. Nothing in this Agreement shall create or be deemed to create a joint venture or partnership among the parties. Each party agrees not to hold itself out as having any authority or as being in a relationship contrary to this Section 6.7.

6.8 Expenses; Attorneys’ Fees. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Notes. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Notes, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement to the minimum extent necessary to comply with the laws of the relevant jurisdiction and the balance of the Agreement shall be interpreted as if such provision were so excluded in such jurisdiction and shall be enforceable in accordance with its terms.

6.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties.

6.11 Counterparts. This Agreement may be executed in two (2) or more original or facsimile counterparts all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Promissory Note Purchase Agreement as of the date first above written.

“COMPANY”:

GABRIEL TECHNOLOGIES CORPORATION,
a Delaware Corporation

By:  /s/ GEORGE TINGO
Name:  George Tingo, CEO and President
Gabriel Technologies Corporation

“INVESTOR”:

Investor: _________________________

Name:

Company Name:

Address:

Social Security or Tax ID  Number: ____________________

E-mail:

 SCHEDULE “A-1”

SINGLE EVENT INVESTOR

Investor	Principal Amount of Initial Note	Date of Initial Investment	Total Amount Invested by Investor

TOTAL	$

Address:

Social Security or Tax ID  Number: ____________________

E-mail:

SCHEDULE “A-2”

MULTI-PHASE INVESTOR

Investor	Principal Amount of Initial Note	Date of Initial Investment	Principal Amount of Second Note	Principal Amount of Third Note	Principal Amount of Fourth Note	Total Amount Invested by Investor

TOTAL	$

SCHEDULE “A-3”

CUMULATIVE SCHEDULE OF INVESTORS

Investor	Principal Amount of Initial Note	Principal Amount of Second Note	Principal Amount of Third Note	Principal Amount of Fourth Note	Total Amount Invested by Investor

TOTAL	$

EXHIBIT “A”

Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

GABRIEL TECHNOLOGIES CORPORATION

PROMISSORY NOTE

This Promissory Note must be read in conjunction with the accompanying

Promissory Note Purchase Agreement

$____________	March____, 2010

FOR VALUE RECEIVED, the undersigned, Gabriel Technologies Corporation, a Delaware corporation (“Company”), promises to pay to the order of ______________________ (“Lender”) the principal sum of _________________________ Dollars ($____________) (the “Principal”), pursuant to the Promissory Note Purchase Agreement executed by Lender contemporaneously herewith, at the Interest Rate hereinafter defined, which amount shall be due and payable in lawful money of the United States of America at such place as Lender may from time to time designate, at the time and in accordance with the terms and conditions provided in Sections 2 below.

    1.  Interest Rate and Maturity Date. Interest shall accrue on the Principal at six percent (6.00%) per annum (the “Interest Rate”) commencing on the date of this Note.  Interest shall be computed on the actual number of days elapsed based on a 365-day year. The balance of the Principal sum and all Interest thereon shall be due and payable on the funding of the IP Event (as defined below) (the “Maturity Date”). For the purposes of this Note, “IP Event” is defined as the recovery and/or receipt by the Company or any of its subsidiaries of any amount paid or to be paid by or on behalf of any person, entity, defendant or third party, or the amount of other value received, including the present fair market value of any business/non-monetary consideration, which amounts relate directly or indirectly to the Qualcomm Dispute, as defined below, regardless of whether such payments are made in cash, stock, by payment or assumption of Company liabilities, or otherwise, and regardless of whether such payment is styled as an amount paid in settlement, a royalty, a licensing fee, a purchase price for the sale or transfer of stock or assets of the Company or any of its subsidiaries, merger consideration or otherwise.  The “Qualcomm Dispute” is defined as, without limitation, all claims asserted by the Company in Civil Action No. 3:08-CV-1992 pending in the United States District Court for the Southern District of California, San Diego Division.

2. Payments of Principal and Interest. To the extent funds are available from the Net Proceeds (as hereinafter defined) of an IP Event, and to the extent Lender is not in Breach of the Note Purchase Agreement, or to the extent this Agreement is not Terminated [ie: Event of Termination, as defined in the Note Purchase Agreement, para. 1.2(b)3] or to the extent an Investor has not exercised his Right to Terminate [ie: Right of Termination, as defined in the Note Purchase Agreement, para. 1.2(b)4], the Company shall pay to each Lender (on a pro-rata basis) in this round of financing, payments of Principal and Interest, with all payment amounts being applied first to accrued Interest and then to Principal, from the “Net Proceeds” of the IP Event which for purposes of this Note shall mean IP Event proceeds after deduction of all company expenses and obligations required to be paid by the company (“Expenses”), which include but are not limited to: IP Event expenses, fees, court costs, any and all financing expenses , litigation costs, all attorneys fees (but not including any Qualcomm Dispute IP Event percentage/contingent attorneys fees), obligations to the IRS and other Federal, State and local tax authorities, employee wages, secured loans, judgments and all company debts.  If full repayment of Interest and Principal is not made after the payment to Lender from the first IP Event, then Lender shall be paid from each successive IP Event in proportion to the amount of the funding received by the Company (i.e. if the Company receives the IP Event funding in five (5) separate fundings, then the Investor(s) shall receive the total amounts due to them in five (5) separate fundings with each payment to the Investor(s) in equal proportion to the amount received by the Company), until Lender is paid all Interest and Principal due and owing.

2.a. Modification of Definition of “Expenses” and “Net Proceeds”.  In the event of an IP Event recognizing an amount less than $150,000,000.00 in proceeds (“Minimum IP Threshold”), the definition of “Expenses” in Section 2 above shall include Qualcomm Dispute IP Event percentage/contingent attorneys fees, and the resulting “Modified Net Proceeds” shall be adjusted accordingly.

2.1  Lien.  To the extent Lender is not in Breach of the Note Purchase Agreement (ie: Event of Reversion as defined in the Note Purchase Agreement), Lender shall have a lien, for all unpaid sums due under this Note, on all claims or causes of action that are the subject of any event set forth above in this Section 2. This lien shall attach to any recovery, whether by settlement, award, verdict, judgment, or other order.

2.2  Additional Benefits. In addition to the Principal amount and Interest on this Note, in return for every $100,000.00 loaned by a Lender to the Company, to the extent funds are available following the deduction of all Expenses (i.e., from Net Proceeds or Modified Net Proceeds as the case may be), and the repayment of all Principal and accrued Interest (“Net Profit” defined as Net Proceeds or Modified Net Proceeds minus all Principal and accrued Interest), Lender shall have the right to receive eight tenths of one percent (0.80%) of the Net Profit (the “Additional Benefit”) [“Additional Benefit” is also referred to as “IP Interest” in the Promissory Note Purchase Agreement].  In the event a Lender loans the Company an amount less than $100,000.00 pursuant to this Note, said Lender shall receive a pro-rata portion of the aforementioned Additional Benefit.  Payment of the Additional Benefits described in this Section 2.2 shall be made no later than ten (10) business days after the final and complete funding by the funding party of the IP Event.

3.   Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the Principal and Interest payable hereunder, reasonable attorney’s fees and costs incurred by Lender.

   4.   Pari Passu; Notes, Subordination. The Lender acknowledges and agrees that the payment of all or any portion of the outstanding Principal amount of this Note and all Interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event the Lender receives payments in excess of the Lender’s pro rata share of the Company’s payments to the holders of all of the Notes outstanding, then the Lender shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders. The Lender acknowledges and agrees that this Note will be subordinate in priority and right of payment to all current and future indebtedness of the Company to banks and other financial institutions which may be required for secured financing in the future, and that no other writing shall be required to affect same.

   5.  Surrender of Note. The Lender shall surrender this Note pursuant to the foregoing provisions.

   6. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery.

   7. Waivers.  The Company hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right.

   8. Assignment.  This Note may not be assigned by Lender without the prior written consent of the Company; provided however, that any such assignment by Lender shall be in compliance with all applicable federal and state securities laws.

   9. Choice of Law; Jurisdiction.  This Note shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Note, any amendment or restatement thereof, or the breach thereof, shall be brought in the courts of Los Angeles, CA, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

IN WITNESS WHEREOF, Gabriel Technologies Corporation has caused this Promissory Note to be executed by its officer thereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION,
a Delaware Corporation

By: /s/ GEORGE TINGO
Name:     George Tingo
Its:           CEO and President

ADDENDUM

TO

PROMISSORY NOTE PURCHASE AGREEMENT

This addendum (“Addendum”) to the Promissory Note Purchase Agreement ("Agreement") is made effective as of March ___, 2010, by and among Gabriel Technologies Corporation, a Delaware corporation (the "Company"), and the investor(s) listed on the Schedule of Investors attached to the Agreement (each an "Investor", and collectively the "Investors").

1.	The last sentence in Section 1.2(b)2 of the Agreement shall be deleted in its entirety, and shall be replaced with the following:

“In the event Investor fails to fund any Successive Closing(s), Investor shall be liable for all actual, compensatory and consequential damages, not to exceed three (3) times the Total Amount Invested by Investor as stated on Schedule “A-1” or Schedule “A-2” as applicable.”

2.	Section 1.2(b)4 shall be deleted in its entirety, and replaced with the following:

“Right to Terminate - In the event the Company has failed to obtain new lead trial counsel acceptable to the Company’s Board of Directors in connection with the Company’s representation in the Qualcomm litigation on or before the Second Closing (as defined herein), the Company shall give written notice of such failure to the Investors (“Failure Notice”).  The Option A-2 Investors shall then have the right to terminate the Second, Third or Fourth Closings by providing written notice to the Company within five (5) days of receipt of the Failure Notice, without forfeiture of any IP Interest previously acquired by the Investor during a previous Closing held under this Agreement.”

All other provisions of the Agreement shall remain undisturbed and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Addendum to the Promissory Note Purchase Agreement as of the date first above written.

“COMPANY”:

GABRIEL TECHNOLOGIES CORPORATION,
a Delaware Corporation

By: /s/ GEORGE TINGO
Name:  George Tingo, CEO and President
Gabriel Technologies Corporation

“INVESTOR”:

Investor: _________________________

Name:

Company Name:

Address:

Social Security or Tax ID  Number: ____________________

E-mail:

EXHIBIT “B”

GABRIEL TECHNOLOGIES CORPORATION WIRE INSTRUCTIONS

[See attached]

B-1

EXHIBIT “C”

GABRIEL TECHNOLOGIES CORPORATION CORPORATE DISCLOSURE DOCUMENT

1.	Withdrawal of Former Attorneys

Gabriel came to the end of its relationship with its former attorneys in the Qualcomm case and in other Gabriel corporate, patent, etc. matters at the end of 2009. Gabriel is now in arbitration with its former attorneys on the matter of attorneys' fees and potentially other matters. Gabriel's directors believe that the termination of this relationship was/is in the best interests of Gabriel in general, and particularly in its efforts against Qualcomm. We expect Gabriel's California counsel to remain involved in the Qualcomm case for the foreseeable future.

2.	New Gabriel Attorneys For Qualcomm Case

After a diligent search, Gabriel is working to engage one of several well-qualified law firms to succeed our former attorneys in the Qualcomm case. We hope to make an announcement in the next month or so that a new law firm is representing Gabriel as lead trial counsel against Qualcomm.

3.	Next Stages of Qualcomm Lawsuit

Gabriel's Fourth Amended Complaint in the Qualcomm lawsuit was med January 11, 2010. Qualcomm's Answer to Gabriel's Fourth Amended Complaint was filed on or about January 21. We expect discovery to begin as soon as parties meet and confer to establish a discovery plan - likely within the next 30 to 60 days.

4.	Gabriel Historical Financial Statements

Under the management of its former officer and directors, Gabriel did not file reports with the SEC, including historical financial statements, since 2006. The current management has prepared Gabriel's 2007 annual financial statements, and is working with the Gabriel auditors to formalize them. We intend to file Gabriel's historical annual financial statements with the SEC and make them public when this work is completed. As part of the audit process, Gabriel's auditors will be examining financial statements filed by Gabriel in 2006 and before - to assure the accuracy of those previously filed financial statements. The current Gabriel management and directors cannot verify as accurate the previously filed financial statements of Gabriel, until this audit process is complete.

5.	Action Against Select Former Gabriel Officers, Directors and Third Parties

An action against select former Gabriel officers and directors, and certain third parties, was filed in 2008 at the direction of the former directors of Gabriel. The current Gabriel directors have been assessing this lawsuit, and believe that it may be insufficient in its naming of alleged defendants and in the causes of action alleged. Gabriel's primary goal in this lawsuit is to possibly recapture for Gabriel monies, securities, and/or interests in the Qualcomm case from persons/entities who may have received them improperly. New counsel has been retained to reassess this lawsuit and to make recommendations to the directors as to the possible filing of an amended complaint.

6.	Gabriel Operations Financing Transaction

Although approximately $5.7 million was invested in Gabriel in late 2007 and early 2008, when the new Gabriel directors were appointed in June of 2009 Gabriel had little or no cash on hand, and was more than $800,000 past due in its payments to its attorneys, its landlord, its insurers, and other creditors. An investment group, including several of Gabriel's current directors, furnished Gabriel approximately $1 million of financing in 2009; however, this financing is insufficient to pay for future operations of Gabriel. Therefore, Gabriel recently completed a $500,000 short-term debt transaction to provided needed funds to pay continuing operations of the Company, and Gabriel is now working with its investment bankers on a possible means of securing long-term financing of Gabriel's operations. Any and all long-term operations financing transactions entered into by Gabriel will be completed only as necessary, only on the most favorable terms available to Gabriel, and only upon advice and approval of Gabriel's investment bankers and other advisors that such transactions are fair to the shareholders of Gabriel. There can be no assurance, however, whether or on what terms, Gabriel will be able to complete a long-term financing.

7.	Assignment of Interests in Possible Proceeds of Qualcomm Lawsuit

In connection with certain financing transactions by Gabriel, and to pay Gabriel's creditors, Gabriel's former directors began the practice, several years ago, of assigning percentage interests in a settlement amount or favorable judgment, if any, that may be obtained by Gabriel in its action against Qualcomm. We are currently reevaluating this practice. In the meantime, you should be aware that we estimate that the total percentage interests in the possible proceeds from the Qualcomm lawsuit that previously have been committed by Gabriel, and that might be committed by Gabriel to third parties, etc. in the foreseeable future, will be not less than seventy-five percent (75%) and may be as much as ninety-five percent (95%). This estimate includes the possible percentage interests that we may assign in connection with the engagement of new lead trial counsel, to obtain litigation financing, and to procure long-term financing for Gabriel. These interests of third parties in any proceeds from the Qualcomm lawsuit effectively reduce the amount of such proceeds, if any, that will be available to Gabriel and its shareholders. Of course, there can be no assurance that Gabriel will be able financially to continue to prosecute the Qualcomm lawsuit or, if so, that it will achieve a favorable outcome or receive any significant proceeds from that lawsuit.

    8. Actions Taken Prior To Appointment of New Gabriel Directors

Prior to the current Gabriel directors appointment earlier this year, actions taken at Gabriel over the past several years include, but were not limited to:

A. Issuance of all sixty million authorized shares of Gabriel’s stock (and possibly more than sixty million authorized shares of Gabriel’s stock), in the form of stock, and/or stock warrants, and/or Stock Equivalent Units, and or otherwise;

B. Subsequent to the issuance of all authorized stock/warrants, the issuance of stock equivalency units, or SEUs, which are the equivalent of common stock.  The total amount of SEUs issued is being ascertained, as there is no transfer agent for such securities as SEUs to track their issuance;

C. Investment in Gabriel of $5.7 million in short-term notes, some of which are redeemable by the note holders for double their face value beginning in January 2011;

    D. Expenditures by Gabriel on corporate matters alone (i.e. not including attorneys fees to prosecute the Company’s legal action with Qualcomm) with Gabriel’s former attorneys - in excess of $1 million;

    E. The former directors’ issuance to themselves of percentage interests in the result of Gabriel’s action against Qualcomm;

F. The failure to hold an annual shareholders meeting within the past three years.  A Company annual shareholders meeting still cannot be held due to the failure to have current financials filed with the SEC.  This fact continues to hamper Gabriel’s efforts to raise financing for the Company, since additional Gabriel stock cannot be authorized by Delaware State authorities without such a shareholders meeting approving such additional stock authorization.  This requires the Gabriel directors to continue to rely on the possible proceeds, if any, of Gabriel’s action against Qualcomm to obtain needed financing for the Company.

    9. No Lead Trial Counsel and No Litigation Funding for Action vs Qualcomm – The Company is currently searching for both lead trial counsel and funding to prosecute its action vs Qualcomm. The Company cannot represent nor guarantee that the Company will obtain either lead trial counsel or funding to prosecute its action vs Qualcomm.

    10. Arbitration Action By Former Company President and COO – The Company was recently served (on or about 2/3/10) with a Demand For Arbitration by Ron Gillum (the “Demand”), the Company’s former President and CEO. The Company believes it has sufficient defenses to the Demand to overcome its claims, but there is no guarantee of a successful outcome of the Demand in favor of the Company. The primary claims of the Demand are severance pay, repayment of loans made by Mr. Gillum, and other claims. The total monetary amount of the Demand is approximately two hundred and fifty thousand dollars ($250,000).

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING RISKS RELATING TO GABRIEL'S ABILITY TO ACHIEVE ONE OR MORE OF THE OBJECTIVES DESCRIBED IN THIS LETTER, RISKS RELATING TO GABRIEL'S ABILITY TO OBTAIN FUNDING TO PROSECUTE THE QUALCOMM LAWSUIT AND OTHER LITIGATION DESCRIBED IN THIS LETTER, AND THE RISKS AND UNCERTAINTIES REGARDING THE TIMING AND EVENTUAL OUTCOME OF THE QUALCOMM LAWSUIT AND OTHER LITIGATION. ALL FORWARD-LOOKING STATEMENTS ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO GABRIEL. GABRIEL UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.